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EXHIBIT 11

                        DECHERT PRICE & RHOADS LETTERHEAD

                                 March 3, 2000

Scudder International Fund, Inc. on behalf of
Scudder International Fund
345 Park Avenue
New York, NY 10154

Dear Sirs:

      We have acted as counsel to Scudder International Fund, Inc., a Maryland corporation (the "Corporation"), and we have a general familiarity with the Corporation's business operations, practices and procedures. You have asked for our opinion regarding the issuance of AARP Shares class of shares of common stock by the Corporation in connection with the acquisition by Scudder International Fund, a series of the Corporation, of the assets of AARP International Stock Fund, a series of AARP Growth Trust, which shares are registered on a Form N-14 Registration Statement (the "Registration Statement") filed by the Corporation with the Securities and Exchange Commission.

      We have examined originals or certified copies, or copies otherwise identified to our satisfaction as being true copies, of various corporate records of the Corporation and such other instruments, documents and records as we have deemed necessary in order to render this opinion. We have assumed the genuineness of all signatures, the authenticity of all documents examined by us and the correctness of all statements of fact contained in those documents.

      On the basis of the foregoing, we are of the opinion that the AARP Shares class of shares of common stock of the Corporation being registered under the Securities Act of 1933 in the Registration Statement, subject to the creation of the AARP Shares class of shares in accordance with the laws of the state of Maryland, will be legally and validly issued, fully paid and non-assessable, upon transfer of the assets of AARP International Stock Fund pursuant to the terms of the Agreement and Plan of Reorganization included in the Registration Statement.

      We hereby consent to the filing of this opinion with and as part of the Registration Statement.

                                Very truly yours,

                                /s/ DECHERT PRICE & RHOADS


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